POWER OF ATTORNEY

I,  Jack W. Eugster, hereby authorize and designate each of
Eric J. Buss, Brian Senger, Amy C. Seidel and Nicole J.
Kroetsch, signing singly,as my true and lawful
attorney-in-fact to:

(1) execute for and on my behalf, in my capacity as an
officer and/or director of Life Time Fitness, Inc. (the
"Company"), Forms 3, 4 and 5 in accordance with Section
16(a) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), and the rules and regulations
promulgated thereunder;

(2) do and perform any and all acts for and on my behalf
which may be necessary or desirable to complete and execute
any such Form 3, 4 or 5 and timely file such form with the
Securities and Exchange Commission, any stock exchange or
similar authority and hte National Association of
Securities Dealers; and

(3) take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such
attorney-in-fact, may be to my benefit, in my best interest, or legally required of me, it being understood that the
statements executed by such attorney-in-fact on my behalf
pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such
attorney-in-fact may approve in such attorney-in-fact's
discretion.

I  hereby further grant to each such attorney-in-fact full
power and authority to do and perform any and every act and
thing whatsoever requisite, necessary, or proper to be done
in the exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as I might or
could do if personally present, with full power of
substitutes or revocation, hereby ratifying and confirming
all that such attorney-in-fact, or such attorney-in-fact's
substitute or substitutes, shall lawfully do or cause to be
done by virtue of this Power of Attorney and the rights and
powers herein granted.  I hereby acknowledge that the
foregoing attorneys-in-fact, in serving in such capacity at
my request, are not assuming, nor is the Company assuming,
any of my responsibilities to comply with Section 16 of the
Exchange Act.

This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 with
respect to my holdings of and transactions in securities
issued by the Company, unless earlier revoked by me in a
signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, I have caused this Power of Attorney to
be duly executed as of this 22nd day of October, 2009.

/s/ Jack W. Eugster